                                                                       Exhibit 1
                                                                       ---------

                               1,900,000 Shares

                                 Common Stock
                               ($.01 Par Value)

                            UNDERWRITING AGREEMENT


                                 April  , 2001

                            UNDERWRITING AGREEMENT
                                                                 April    , 2001
UBS Warburg LLC
677 Washington Blvd.
Stamford, Connecticut 06901

Ladies and Gentlemen:

     Organogenesis Inc., a Delaware corporation (the "Company"), proposes to issue and sell to UBS Warburg LLC, as underwriter ("you" or the "Underwriter"), from time to time in the manner described below, up to an aggregate of 1,900,000 shares (the "Maximum Number of Shares") of Common Stock, $.01 par value (the "Common Stock") of the Company. Such shares are hereinafter collectively referred to as the "Shares." The Shares are described in the Prospectus referred to below.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-93629) for the registration of 3,000,000 shares of its Common Stock, including Shares up to the Maximum Number of Shares, under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), and the offering thereof from time to time in accordance with Rule 415 under the Act, and the Company has filed such post-effective amendments thereto as may be required prior to any sale by the Company of Shares. Such registration statement (as so amended, if applicable) has been declared effective by the Commission and is referred to herein as the "Registration Statement." The final prospectus and all applicable amendments or supplements thereto (including any pricing supplements relating to the sale of Shares from time to time), in the form first furnished to the Underwriter, are collectively referred to herein as the "Prospectus." All references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to any delivery by the Company of any Purchase Notice (as defined herein); provided, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) under the Act (the "Rule 462(b) Registration Statement"), then, after such filing, all references to the "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus furnished by the Company after the registration statement became effective and prior to any delivery by the Company of any Purchase Notice referred to below which omitted information to be included in a form of prospectus filed with the Commission pursuant to Rule 424(b) under the Act. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     The Company and the Underwriter agree as follows:

          1. Sale and Purchase.
             -----------------
     (a) Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, on any Exchange Business Day selected by the Company from the date hereof until the earlier of the second anniversary of the date hereof and the termination of this Agreement pursuant to Section 7 or 8 (the "Termination Date"), the Company shall sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the number of Shares determined in the manner and on the terms set forth below. The Underwriter intends to resell Shares purchased under this Agreement in transactions at prices related to the prevailing market price of the Common Stock or in such other manner as may be provided in the Prospectus and may engage in sales of Common Stock, including short sales, in advance of or on the Purchase Date for any Shares deliverable pursuant to a Purchase Notice.

     (b) The Company may exercise its right to sell Shares hereunder by delivering (in accordance with Section 10 hereof) on any Exchange Business Day a written notice to the Underwriter of its election to sell Shares (each such notice, a "Purchase Notice"). Each Purchase Notice shall specify:

     (i) the number of Shares that the Company intends to sell to the Underwriter (the "Specified Number of Shares"), which shall be no less than 5% and no more than 25% of the average daily trading volume in the Common Stock on the Exchange for the five Exchange Business Days preceding the date of delivery of the Purchase Notice, except as otherwise agreed in writing by the Underwriter in its sole discretion;

     (ii) the minimum sale price per Share before deducting underwriting discount or expenses (the "Limit Price"), if any, at which the Company wishes to complete the sale of Shares pursuant to the Purchase Notice; and

     (iii) whether or not the Company elects to give the Underwriter the option to increase the number of Shares to be sold by the Company and purchased by the Underwriter on such Purchase Date.

     (iv) A Purchase Notice shall not set forth a Specified Number of Shares that, when added to the aggregate number of Shares previously purchased and to be purchased pursuant to pending Purchase Notices (if any) hereunder, results in a total that exceeds the Maximum Number of Shares. The Company may deliver only one Purchase Notice with respect to any Purchase Date. A Purchase Notice conforming to the foregoing requirements, once given, shall be irrevocable, and the Company shall be obligated to sell to the Underwriter the Specified Number of Shares (subject to increase pursuant to paragraph (d) below) and the Underwriter shall be obligated, subject to the satisfaction of the conditions set forth in this Agreement, to purchase such Shares in accordance with the Purchase Notice.

     (c) The "Purchase Date" in respect of the Shares deliverable pursuant to any Purchase Notice shall be the Exchange Business Day next following the day on which such Purchase Notice is delivered; provided that if a Purchase Notice is delivered prior to 8:30 a.m. on an Exchange Business Day, the Purchase Date in respect of such Shares shall be such date of delivery. The price per Share for the sale of any Shares pursuant to this Agreement shall be equal to the volume-weighted average price per share at which shares of the Common Stock traded on the Exchange during regular trading hours on the Purchase Date, as reported on Bloomberg LP, page VAP (the "Gross Sale Price"), less the Underwriter's commission of (i) 4.5 percent of the Gross Sales Price, if the Company shall have granted, and the Underwriter shall have exercised, in whole or in part, an option pursuant to paragraph (d) below to increase the number of Shares sold and purchased on such Purchase Date, and (ii) 6 percent of the Gross Sale Price, in any other case (the Gross Sale Price less the Underwriter's commission is referred to herein as the "Net Sale Price").

     (d) If the Company shall have so specified in the Notice of Purchase delivered in respect of a Purchase Date, the Underwriter will have the option to elect, by notice to the Company delivered not later than 4:30 p.m. on such Purchase Date, to increase the number of Shares to be sold by the Company and purchased by the Underwriter on such Purchase Date, provided that such number of Shares to be sold by the Company shall not exceed two times the Specified Number of Shares; and provided further that such number of Shares to be sold by the Company, when added to the aggregate number of Shares previously purchased and to be purchased pursuant to pending Purchase Notices (if any) hereunder, shall not exceed the Maximum Number of Shares. The number of Shares to be sold by the Company on any Purchase Date, as it may be increased pursuant to this paragraph
(d), is hereinafter referred to as the "Purchased Number of Shares" in respect of such Purchase Date.

     (e) If the Purchased Number of Shares for any Purchase Date exceeds 50% of the total number of shares of Common Stock traded on the Exchange during regular trading hours on the Purchase Date, the Purchased Number shall be reduced to 50% of such total number of shares traded unless, in its sole discretion, the Underwriter waives this condition in writing as to any Purchase Date.

     (f)   As used herein:

     "Exchange Business Day" means any day that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time.

     "Exchange" means the American Stock Exchange.

     (g) Payment of the purchase price for Shares sold by the Company on any Purchase Date pursuant to a Purchase Notice shall be made to the Company by federal funds wire transfer against delivery of such Shares to the Underwriter through the facilities of the Depository Trust Company. Such payment and delivery shall be made at or about 10:00 a.m., local time in New York, New York, on the third Exchange Business Day following the Purchase Date (the "Closing Date"). If the Company fails for any reason to make timely delivery of such Shares, the Company shall indemnify the Underwriter and its successors and assigns and hold them harmless from and against any loss, damage, expense, liability or claim which the Underwriter may incur as a result of such failure.

           2.   Representations and Warranties of the Company. The Company
                ---------------------------------------------
represents and warrants to the Underwriter, on and as of (i) the date hereof,
(ii) each date on which the Company delivers a Purchase Notice to the Underwriter, (iii) each Purchase Date, (iv) each Closing Date, and (v) each date on which the Registration Statement or the Prospectus is amended or supplemented that (each such date listed in (i) through (v), a "Representation Date"):

     (a) the Company meets the requirements for use of Form S-3 under the Act; the Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement (including any Rule 462(b) Registration Statement) has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with; the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")) comply in all material respects with the requirements of the Act and do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act; each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with the offering of Shares are identical to any electronically transmitted copies thereof filed with the

Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; and neither the Prospectus nor any amendment or supplement thereto includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus;

     (b) the documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and, when read together with the other information in the Prospectus, at the date of the Prospectus and at each Representation Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (c) as of the date of this Agreement the Company has, and as of each representation date the Company will have, an authorized capitalization as set forth in the Registration Statement and the Prospectus; all of the issued and outstanding shares of capital stock of the Company, including the Common Stock, have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

     (d) the Maximum Number of Shares is less than 10% of the aggregate market value of the Company's outstanding voting stock held by non-affiliates of the Company (calculated as of a date within 60 days prior to the date of the filing of the Registration Statement);

     (e) the Common Stock is an "actively-traded security" excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection
(c)(1) of such Rule;

     (f) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and to enter into this Agreement and consummate the transactions contemplated in the Prospectus;

     (g) the Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, financial condition or results of operation of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect"); the Company has no subsidiaries other than Dan Capital Corp., a Delaware corporation, and ECM Pharma, Inc., a Delaware corporation, (collectively, the "Subsidiaries"); neither of which is a significant subsidiary (as defined in Rule 1-02 of Regulation S-X under the Act), the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the certificates of incorporation and of the bylaws of the Company and the Subsidiaries and all amendments thereto have been delivered to the Underwriter, and except as set forth in the exhibits to the Registration Statement no changes therein will be made during the term of this Agreement; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement; each of the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of the properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise described in this Section 2(g)) are owned by the Company subject to no security interest, other encumbrance or adverse claims; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding; and the Company and each of the Subsidiaries are in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions;

     (h) neither the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), its respective charter or by-laws; neither the Company nor any of the Subsidiaries is in breach of, or in default in the performance or observance of (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under) any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties is bound, except where such breach or default, individually or in the aggregate with all other such breaches or defaults, would not have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any provisions of the charter or by-laws of the Company or any of the Subsidiaries or under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries except where such conflict, breach or default, individually or in the aggregate with all other such conflicts, breaches or defaults, would not have a Material Adverse Effect;

     (i) this Agreement has been duly authorized, executed and delivered by the Company;

     (j) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus, and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

     (k) the Shares have been duly and validly authorized by the Company for offer, sale, issuance and delivery pursuant to this Agreement and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable;

     (l) no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions as contemplated hereby other than registration of the Shares under the Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter or under the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD");

     (m) no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any shares of capital stock of the Company upon the issue and sale of the Shares to the Underwriter hereunder, nor does any person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Shares other than those that have been expressly waived before the date hereof;

     (n) PricewaterhouseCoopers LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and Prospectus, are independent public accountants as required by the Act;

     (o) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, except where the failure to obtain any such license, consent or approval or to make any necessary filing, individually or in the aggregate with all other such failures, would not have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which could have a Material Adverse Effect;

     (p) all legal or governmental proceedings, contracts, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

     (q) there are no actions, suits, claims, investigations or proceedings pending or, to the Company's knowledge, threatened to which the Company or any of the Subsidiaries or any of their respective officers is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

     (r) the consolidated financial statements of the Company and the Subsidiaries included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; Any pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines for pro forma financial statements, have been properly compiled on the pro forma bases set forth therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to reflect the transaction or circumstances referred to therein;

     (s) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change in the business, properties or assets described or referred to in the Registration Statement, or the results of operations, condition (financial or otherwise), business or operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company or the Subsidiaries, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business,
(iv) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company. Neither the Company nor the Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement;

     (t) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

     (u) the Company and its Subsidiaries own, or are licensed pursuant to valid and enforceable licenses under, all material patents, patent applications, trade secrets, know how, copyrights, service marks, service mark applications, trademarks, trademark applications, and trade names ("Intellectual Property") necessary to conduct their business as presently conducted and as it is proposed to be conducted as described in the Registration Statement; to the Company's and its Subsidiaries' knowledge, the Company and its Subsidiaries have conducted, are presently conducting, their business, and will conduct their business as it is proposed to be conducted as described in the Registration Statement, without infringing any Intellectual Property right of others so as to result in a Material Adverse Effect; to the Company's and its Subsidiaries' knowledge, no claim of infringement has been made or is presently expected to be made by others with respect to any Intellectual Property of others which, if successfully asserted, would result in a Material Adverse Effect; to the Company's and its Subsidiaries' knowledge there is no present infringement of the Company's or its Subsidiaries' Intellectual Property and no future infringement contemplated by others which would result in a Material Adverse Effect;

     (v) the Company and its Subsidiaries are, and the products manufactured by the Company and its Subsidiaries are, in compliance in all material respects with all applicable statutes, rules, regulations and guidance documents administered or issued by the U.S. Food and Drug Administration ("FDA"); the Company and its Subsidiaries have no reason to believe that the FDA is considering limiting, suspending or revoking the approval of any premarket approval application (PMA) or clearance of any premarket notification (510(k)), or initiating any regulatory action against the Company, its Subsidiaries or any of their products, or taking any other action that would have a material adverse effect on the ability of the Company and its Subsidiaries or Novartis (as defined below) to continue to sell or market any such products as they are currently sold or marketed; all pre-clinical studies have been conducted according to current good laboratory practices and all clinical studies have been conducted according to current good clinical practices in all material respects; the Company and its Subsidiaries or Novartis have obtained all necessary regulatory approvals from foreign regulatory agencies in those foreign countries in which the Company or its Subsidiaries' products are marketed; the Company and its Subsidiaries have no reason to believe that the FDA or any foreign regulatory agency will not grant such approvals or clearances as may be necessary to conduct their business as it is contemplated to be conducted as described in the Registration Statement;

     (w) (i) the Company is not in violation of any applicable federal, state and local law, ordinance, rule or regulation that regulates, fixes liability for, or otherwise relates to, the handling, use (including use in industrial processes, in construction, as building materials, or otherwise), treatment, storage and disposal of Hazardous Materials (as hereinafter defined), and to the discharge, leakage, presence, migration, actual Release (as hereinafter defined) or threatened Release (whether by disposal, a discharge into any water source or system or into the air, or otherwise) of any pollutant or effluent (an

"Environmental Law") except where such violation has not had and would not have a Material Adverse Effect and, to its knowledge, no material expenditures are or will be required in order to comply with any Environmental Law;

     (ii) the Company has not used, generated, manufactured, refined, treated, transported, stored, handled, disposed, transferred, produced, processed or released (hereinafter together defined as "Release") any Hazardous Materials (as hereinafter defined) on, from or affecting any Property (as hereinafter defined) in any manner or by any means in violation of any Environmental Laws and to the best of the Company's knowledge, there is no threat of such Release; as used herein, the term "Property" shall include, without limitation, land, buildings and laboratory facilities owned or leased by the Company or as to which the Company now has any duties, responsibilities (for cleanup, remedy or otherwise) or liabilities under any Environmental Law, or as to which the Company or any Subsidiary may have such duties, responsibilities or liabilities because of past acts or omissions of the Company or any such Subsidiary or their predecessors, or because the Company or any such Subsidiary or their predecessors in the past was such an owner or operator of, or bore some other relationship with, such land, buildings or laboratory facilities; the term "Hazardous Materials" shall include, without limitation, any flammable explosives, petroleum products, petroleum by-products, radioactive materials, hazardous wastes, medical waste, hazardous substances, toxic substances or related materials as defined by Environmental Laws; the Company has obtained and is in compliance with all permits required under Environmental Law ("Environmental Permits") and all such Environmental Permits are in good standing, except where the failure to obtain or be in compliance with any such Environmental Permit or to maintain such Environmental Permit in good standing, individually or in the aggregate with all other such failures, has not had and would not have a Material Adverse Effect;

     (iii) the Company has not received written notice that the Company is a party potentially responsible for costs incurred at a cleanup site or corrective action under any Environmental Laws; the Company has not received any written requests for information in connection with any inquiry by any Governmental Authority (as hereinafter defined) concerning disposal sites or other environmental matters; as used herein, "Governmental Authority" shall mean any nation or government, any federal, state, municipal, local, provincial, regional or other political subdivision thereof, and any entity or person exercising executive, legislative, judicial regulatory or administrative functions of or pertaining to government; and

     (x) the (i) License and Supply Agreement, dated as of January 17, 1996, as amended and supplemented to date, including without limitation the Amendment to the License and Supply Agreement, dated January 22/February 4, 1998, Addendum to the License and SupplyAgreement, dated March 23, 1998, Addendum II to the License and Supply Agreement, dated September 4, 1998, Addendum, dated March 15, 2000, to the License and Supply Agreement and Amendment V to the License and Supply Agreement, dated as of January 2, 2001, between the Company and Novartis Pharma AG (formerly Sandoz Pharma Ltd.) ("Novartis") and (ii) the Securities Purchase Agreement, dated as of February 23, 2001, between the Company and Novartis each constitutes a valid and binding obligation of each of the Company and, to the Company's knowledge, Novartis and each is in full force and effect as of the date hereof; neither the Company nor, to the Company's knowledge, Novartis is in material default in the performance of its obligations thereunder.

          3.   Certain Covenants of the Company.  The Company hereby agrees:
               ---------------------------------
     (a) (i) to make no amendment or supplement to the Registration Statement or the Prospectus which shall have been disapproved by the Underwriter by notice in writing to the Company after notice thereof and reasonable opportunity to review and comment thereon;

     (ii) to prepare, with respect to any shares sold by the Company to the Underwriter pursuant to this Agreement, a pricing supplement with respect to such Shares in a form previously approved by the Underwriter and to file such pricing supplement pursuant to Rule 424(b) under the Act not later than the close of business of the Commission on the second business day after the date on which such pricing supplement is first used;

     (iii) to timely file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and during such same period to advise the Underwriter, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, or the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares, or the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplementation of the Registration Statement or Prospectus or for additional information; and

     (iv) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

     (b) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

     (c) to make available to the Underwriter in Stamford, Connecticut, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriter, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriter may request for the purposes contemplated by the Act; and for so long as this agreement is in effect, the Company will prepare and file promptly, subject to Section 3(a) hereof, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act;

     (d) to furnish to you for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or the Subsidiaries, including without limitation, information to enable you to update from time to time, as you deem necessary or appropriate, your due diligence investigation of the Company and its Subsidiaries, in each case as soon as such reports, communications, documents or information becomes available;

     (e) to advise the Underwriter promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriter promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

     (f) to timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable earnings statements of the Company satisfying the provisions of
Section 11(a) of the Act;

     (g) to furnish to you two signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto, including all exhibits thereto and all documents incorporated by reference therein;

     (h) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

     (i) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriter (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriter) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriter,
(v) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD, including the fees and disbursements of counsel to the Underwriter in connection therewith, (vii) the fees and disbursements of counsel for the Underwriter in connection with the registration and offering of the Shares and the other matters contemplated by this Agreement; and (viii) the performance of the Company's other obligations hereunder; provided that the Underwriter shall be responsible for any transfer taxes on resale of Shares by it;

     (j) to furnish to you, before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (c) above, a copy of any document proposed to be filed pursuant to
Section 13, 14 or 15(d) of the Exchange Act;

     (k) not to sell, offer or agree to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock or permit the registration under the Act of any shares of Common Stock, except for the registration of the Shares and the sales to the Underwriter pursuant to this Agreement and except for grants of options under Company stock option or similar plans and issuances of Common Stock upon the exercise of outstanding options, warrants and debentures, for a period of 10 days after any Purchase Date, without your prior written consent;

     (l) to use its best efforts to cause the Shares to be listed on the Exchange; and

     (m) to use its best efforts to satisfy, or cause to be satisfied, the conditions set forth in Section 6 on or in respect of each Closing Date hereunder.

          4. Execution of Agreement. In connection with, and on the intended
             -----------------------
date of, the execution of this Agreement the following events shall have occurred:

     (a)  the Company shall have delivered to the Underwriter:

     (i) an officer's certificate signed by two of its executive officers certifying as to the matters set forth in Exhibit A hereto;

     (ii) an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Company, addressed to the Underwriter and dated such date, in the form of Exhibit B1 hereto, and opinions of Hale and Dorr LLP and Edwards & Angell, intellectual property counsel for the Company, each addressed to the Underwriter and dated such date, in the form of Exhibits B2 and B3 hereto, respectively, with only such departures from such form as Kramer Levin Naftalis & Frankel LLP, counsel for the Underwriter, shall have approved;

     (iii) a letter of PricewaterhouseCoopers LLP dated such date and addressed to the Underwriter, in the form heretofore approved by Kramer Levin Naftalis & Frankel LLP, counsel for the Underwriter;

     (iv) evidence reasonably satisfactory to the Underwriter and its counsel that the Registration Statement, and Post-Effective Amendment No. 2 thereto, has become effective;

     (v) evidence reasonably satisfactory to the Underwriter and its counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance at or before the time of purchase on the relevant Purchase Date; and

     (vi) such other documents as the Underwriter shall reasonably request;

     (b) The Underwriter shall have received the favorable opinion of Kramer Levin Naftalis & Frankel LLP, counsel for the Underwriter, as to the matters set forth in Exhibit C hereto.

          5. Additional Covenants of the Company.
             -----------------------------------
     The Company further covenants and agrees with the Underwriter as follows:

     (a) Each delivery of a Purchase Notice by the Company to the Underwriter shall be deemed to be an affirmation that the representations and warranties of the Company herein contained and contained in any certificate delivered to the Underwriter pursuant hereto are true and correct at the time of such delivery, and an undertaking that such representations and warranties will be true and correct at the time of the consummation of the purchase by the Underwriter, and at the time of delivery to the Underwriter of Shares pursuant to the Purchase

Notice, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to the time of such Purchase Notice).

     (b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (including by the filing of any document incorporated by reference therein, but excluding any prospectus supplement relating solely to the offering of Shares pursuant to a Purchase Notice), the Company shall furnish or cause to be furnished to the Underwriter forthwith a certificate, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, in form satisfactory to the Underwriter, to the effect that the statements contained in the certificate referred to in
Section 4(a)(i) hereof are true and correct at the time of the filing or effectiveness of such amendment or supplement, as applicable, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to Section 4(a)(i) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. Any such certificate shall also include a certification that there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise since the date of the last such certificate previously delivered to the Underwriter.

     (c) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (including by the filing of any document incorporated by reference therein, but excluding any prospectus supplement relating solely to the offering of Shares pursuant to a Purchase Notice), the Company shall furnish or cause to be furnished forthwith to the Underwriter and to counsel for the Underwriter the written opinions of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo PC, Hale and Dorr LLP, and Edwards & Angell, or other counsel satisfactory to the Underwriter, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, in form and substance satisfactory to the Underwriter, of the same tenor as the respective opinions of such counsel referred to in Section 4(a)(ii) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Underwriter shall furnish the Underwriter with a letter substantially to the effect that the Underwriter may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

     (d) On or prior to May 11, 2001, the Company shall cause PricewaterhouseCoopers LLP to furnish to the Underwriter a letter, dated the date of delivery thereof, in the form heretofore approved by Kramer Levin Naftalis & Frankel LLP. Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (including by the filing of any document incorporated by reference therein), the Company shall cause PricewaterhouseCoopers LLP forthwith to furnish to the Underwriter a letter, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, of the same tenor as the letter referred to in Section 4(a)(iii) hereof, but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter. Without limiting the generality of the foregoing, in the event that any such amendment or supplement (including any document incorporated by reference) contains unaudited quarterly financial statements, such letter shall address such unaudited financial statements in the manner heretofore approved by Kramer Levin Naftalis & Frankel LLP.

          6.  Conditions of Underwriter's Obligation to Purchase Shares. The
              ---------------------------------------------------------
Company's right to deliver a Purchase Notice and the Underwriter's obligation to consummate a purchase of Shares pursuant to a Purchase Notice shall be subject to the satisfaction of the following conditions at the time of delivery of the Purchase Notice, the time of the commencement of trading on the Exchange on the Purchase Date and at the time of closing on the Closing Date:

     (a) the representations and warranties on the part of the Company herein contained or contained in any certificate of an officer or officers of the Company delivered pursuant to the provisions hereof shall be true and correct;

     (b) the Company shall have performed and observed its covenants and other obligations hereunder;

     (c) from the date of delivery of the Purchase Notice until the Closing Date, trading in the Common Stock on the Exchange shall not have been suspended; and

     (d) the Shares to be issued pursuant to the Purchase Notice shall have been approved for listing on the Exchange, subject only to notice of issuance.

          7.  Termination by Underwriter. (a) The Underwriter may terminate this
              --------------------------
Agreement in its absolute discretion if, (i) since the time of execution of this Agreement or if later, the respective dates as of which information is given in the Registration Statement, there has been any material adverse change, financial or otherwise, in the operations, business, condition or prospects of the Company and the Subsidiaries taken as a whole, which would, in the Underwriter's judgment, make it impracticable or inadvisable to market the Shares, or (ii) there shall have occurred any downgrading, or any notice shall have been given of (x) any intended or potential downgrading or (y) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act, or (iii) at any time (x) trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limitations or minimum prices shall have been established on any such exchange or market, (y) a banking moratorium shall have been declared either by the United States or New York State authorities, or (z) there shall have been a declaration of national emergency or war by or involving the United States or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in the Underwriter's judgment, to make it impracticable or inadvisable to market the Shares in the manner contemplated by this Agreement, or (iv) the Common Stock shall have ceased to be registered under the Exchange Act or listed on the Exchange, or the Commission, the Exchange or the Company shall have initiated proceedings for such deregistration or delisting, or (v) at or prior to any Closing Date, the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder, or any other condition of the Underwriter's obligations hereunder in respect of such Closing Date is not fulfilled. If the Underwriter elects to terminate this Agreement pursuant to this Section 7(a), the Underwriter shall notify the Company promptly of such termination. Such termination shall be effective upon the Company's receipt of such notice.

     (b) In addition to the Underwriter's right to terminate this Agreement pursuant to Section 7(a), the Underwriter may terminate this Agreement, in its absolute discretion, for any reason, by notifying the Company of such termination during the ten-day period commencing on the first Exchange Business

Day following October --, 2001, April __, 2002 and October __, 2002, respectively. Termination pursuant to this Section 7(b) shall be effective upon the Company's receipt of such notice.

     (c)  If a Purchase Notice is pending at the time of termination pursuant to
Section 7(a) or (b) hereof, the Underwriter may declare such Purchase Notice void or may require the Company to complete the sale of Shares as specified in the Purchase Notice, in the Underwriter's sole discretion.

     (d) If a sale of the Shares to the Underwriter, as contemplated by this Agreement, is not consummated by the Underwriter for any reason permitted under this Agreement or if such sale is not consummated because the Company is unable to comply with any of the terms of this Agreement, the Company shall reimburse the Underwriter for all out-of-pocket expenses, including the fees and disbursements of its counsel, in connection with this Agreement and the transactions contemplated hereby, but the Company shall not be under any other obligation or liability under this Agreement (except to the extent provided in Sections 3(i) and 9 hereof), and the Underwriter shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof).

          8.  Termination by Company. Subject to Sections 6 and 7, if the
              ----------------------
Underwriter defaults in its obligation to consummate a purchase of Shares to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7(a) hereof) and does not cure such default within five Exchange Business Days, the Company may terminate this Agreement by notice to the Underwriter. In addition to the Company's right to terminate this Agreement pursuant to the immediately preceding sentence, the Company may terminate this Agreement, in its absolute discretion, for any reason, by notifying you of such termination during the ten-day period commencing on the first Exchange Business Day following October __, 2001, April __, 2002 and October __, 2002, respectively. Termination pursuant to this Section 8 shall be effective upon your receipt of such notice.

          9.  Indemnity and Contribution.
              ---------------------------

     (a) The Company agrees to indemnify, defend and hold harmless the Underwriter, its directors and officers and any person who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post effective amendment thereof by the Company) or in a Prospectus (the term "Prospectus" for the purpose of this Section 9 being deemed to include any preliminary prospectus, the Prospectus and the Prospectus as it may be amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by the Underwriter to the Company expressly for use with reference to the Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading. The Company and the Underwriter acknowledge and agree that the only information furnished in writing by the Underwriter to the Company expressly for use with reference to the Underwriter in the Registration Statement or the Prospectus is the information contained in the first two sentences of the third paragraph under the caption "Underwriting."

     If any action, suit or proceeding (together, a "Proceeding") is brought against the Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to the Underwriter or any such person or otherwise. The Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company, in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, in any of which events such fees and expenses shall be borne by the Company and paid as incurred, it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel, in addition to any local counsel, in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding. The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Exchange Business Days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request before the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

     (b) The Underwriter agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by the Underwriter to the Company expressly for use with reference to the Underwriter in the Registration Statement, as amended by any post effective amendment thereof by the Company, or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

     If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against the Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Underwriter in writing of the institution of such Proceeding and the Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Underwriter shall not relieve the Underwriter from any liability which the Underwriter may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Underwriter in connection with the defense of such Proceeding or the Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case the Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Underwriter), in any of which events such fees and expenses shall be borne by the Underwriter and paid as incurred (it being understood, however, that the Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Underwriter shall not be liable for any settlement of any such Proceeding effected without the written consent of the Underwriter but if settled with the written consent of the Underwriter, the Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Exchange Business Days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request before the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

     (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

     (d) The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which the Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, its directors or officers or any person (including each officer or director of such person) who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and the Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

          10. Notices. All notices hereunder shall be in writing and delivered
              -------
by hand, overnight courier, mail or facsimile, and if to the Underwriter, shall be sufficient in all respects if delivered to UBS Warburg LLC, 677 Washington Blvd., Stamford, CT 06901, with separate copies to the attention of: Equity Risk Management Department, Facsimile No. (203) 719-7031; Operations - Corporate Action Department, Facsimile No. (203) 719-0795; Corporate Finance Department, Facsimile No. (212) 821-5482; and Legal Affairs (Equities Group), Facsimile No.
(203) 719-7317, and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 150 Dan Road, Canton, Massachusetts 02021, Attention: John Arcari, Chief Financial Officer, with a copy of Mintz Levin, One Financial Center, Boston, Massachusetts 02111,
Attention: Neil H. Aronson, Esq., Facsimile No. (617) 542-2241. Notwithstanding the foregoing, Purchase Notices shall be delivered to the Underwriter by facsimile to the attention of John Kilgannon at (203) 719-8911 and to the attention of Yong Kim at (203) 719-7031 and receipt confirmed by telephone to John Kilgannon at (203) 719-1335 or to Yong Kim at (203) 719-8931, and notices to the Company pursuant to Section 1(d) shall be delivered to the Company by facsimile at (781) 575-1570 and receipt confirmed by telephone at (781) 401-1002. A Purchase Notice received by the Underwriter after 4:30 p.m. on an Exchange Business Day or on a day that is not an Exchange Business Day shall be deemed to have been delivered on the next following Exchange Business Day.

          11.  Governing Law; Construction. This Agreement and any claim,
               ----------------------------
counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York, other than rules governing choice of applicable law. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

          12.  Submission to Jurisdiction. Except as set forth below, no Claim
               --------------------------
may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS Warburg LLC or any indemnified party. Each of UBS Warburg LLC and the Company, on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates, waives all right to trial by jury in any action, proceeding or counterclaim, whether based upon contract, tort or otherwise, in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

          13.  Parties in Interest. The Agreement herein set forth has been and
               -------------------
is made solely for the benefit of the Underwriter and the Company and to the extent provided in Section 10 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

          14.  Counterparts. This Agreement may be signed by the parties in one
               ------------
or more counterparts, which together shall constitute one and the same agreement among the parties.

          15. Successors and Assigns. This Agreement shall be binding upon the Underwriter and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's and the Underwriter's respective businesses and/or assets.

          16.  Miscellaneous. UBS Warburg LLC, an indirect, wholly owned
               --------------
subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS Warburg LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency of UBS AG, and are not otherwise an obligation or responsibility of a branch or agency of UBS AG.

     A lending affiliate of UBS Warburg LLC may have lending relationships with issuers of securities underwritten or privately placed by UBS Warburg LLC. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS Warburg LLC will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS Warburg LLC.

     UBS Warburg LLC and one or more of its affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of Common Stock or other securities of the Company, at the same time that UBS Warburg LLC is acting as Underwriter pursuant to this Agreement.

     If the foregoing correctly sets forth the understanding among the Company and the Underwriter, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Underwriter.

                                       Very truly yours,

                                       ORGANOGENESIS INC.

                                       By:
                                         -------------------
                                          Name:
                                          Title:
Accepted and agreed to as of the
date first above written:
UBS WARBURG LLC
By:
   -----------------------------
   Name:
   Title:
By:
   -----------------------------
   Name:
   Title:

                                                                       Exhibit A
                                                                       ---------
                              Officers' Certificate
                              ---------------------


    1. The representations and warranties of the Company in the Underwriting Agreement are true and correct as of the date hereof as though made on and as of this date;

    2. The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Underwriting Agreement at or prior to the date hereof;

    3. The Company's Registration Statement (File No. 333-93629) under the Securities Act of 1933 is effective; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Securities and Exchange Commission; and all requests for additional information on the part of the Securities and Exchange Commission have been complied with; and

    4. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties or assets described or referred to in the Registration Statement, or the results of operations, condition (financial or otherwise), business or operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company or the Subsidiaries, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or the Subsidiaries, except obligations (including grants, and issuances of Common Stock upon exercise of, stock options) incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; and neither the Company nor the Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement which is required to be disclosed under the Securities Act of 1933.

                                                                     Exhibit B1
                                                                     ----------

      Form of Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo PC
      -------------------------------------------------------------------


         (i) The Company has been duly incorporated and is validly existing as a corporation in corporate good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, and to enter into this Agreement, to issue, sell and deliver the Shares and consummate the transactions contemplated in the Prospectus;

         (ii) The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus;

         (iii) The Shares have been duly and validly authorized by the Company for offer, sale, issuance and delivery pursuant to this Agreement and, when issued and delivered against payment therefor as provided in the Underwriting Agreement, will be duly and validly issued and fully paid and non-assessable;

         (iv) To such counsel's knowledge, the Company is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, financial condition or results of operation of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect");

         (v) Each Subsidiary has been duly incorporated and is validly existing as a corporation in corporate good standing under the laws of its jurisdiction of its incorporation; and all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and (except for directors' qualifying shares and except as otherwise set forth in the Prospectus) are owned by the Company subject to no security interest, other encumbrance or adverse claim);

         (vi) To such counsel's knowledge and other than as set forth in the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company or any of the Subsidiaries is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state or local governmental or regulatory commission, board, body, authority or agency, which could prevent consummation of the transactions contemplated hereby or which are required to be described in the Registration Statement or the Prospectus but are not so described;

         (vii) This Agreement has been duly authorized, executed and delivered by the Company;

         (viii) The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any provisions of the charter or by-laws of the Company or any of the Subsidiaries or, to such counsel's knowledge, under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected and which have been filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are listed in the exhibit index to the Company's most recent Annual Report on Form 10-K or are subsequently filed under the Exchange Act, or under any decree, judgment or order known to such counsel to be applicable to the Company or any of the Subsidiaries or under any federal, state or local law, regulation or rule;

         (ix) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions as contemplated hereby except such as may be required by the Act and the applicable rules and regulations thereunder, the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter (as to which such counsel expresses no opinion) or under the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") (as to which such counsel expresses no opinion);

         (x) The statements set forth in the Prospectus under the caption "Description of Capital Stock--Common Stock; Shareholder Rights; and Delaware Law and Our Charter and By-law Provisions; Anti-Takeover Effects"; in the fourth sentence of the third paragraph under the caption "The Company", under the caption "Risk Factors--Our Ability to Commercialize Our Products Depends Upon Our Compliance with Government Regulations; in the second paragraph under "Risk Factors--We Must Be Able to Manufacture Our Products Successfully," "Risk Factors--We Must Be Able to Obtain Adequate Sources of Supply", "Risk Factors--Our Business Is Subject to the Uncertainty of Third-Party Reimbursement and Health Care Reform Measures Which May Limit Market Acceptance", "Risk Factors--Our Anti-Takeover Measures May Affect the Value of Our Stock" and Item 15 of the Registration Statement, insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize the matters referred to therein in all material respects;

         (xi) The Company is not and, after giving effect to the offering and sale of the Shares, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

         (xii) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the date of delivery of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

         (xiii) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the date of delivery of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder;

                Such counsel shall also state that, although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in paragraphs (ii) and (x) above, nothing has come to their attention that has led them to believe (a) that, as of its effective date, the Registration Statement or, as of its date, any further amendment thereto made by the Company prior to the date of delivery of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) that, as of its date, the Prospectus and documents incorporated by reference therein or any further amendment or supplement to the Prospectus (and documents incorporated by reference therein) made by the Company prior to the time and date of delivery of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no belief) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) that, as of the date of delivery of such opinion, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to the time and date of delivery of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no belief) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

                                                                      Exhibit B2
                                                                      ----------

                     Form of Opinion of Hale and Dorr LLP


    1. Such counsel has limited representation of the Company with respect to certain patents and patent applications described on Schedule A to this Opinion ("Patents") for which such counsel's services have been retained by the Company.

    2. To such counsel's knowledge and based upon such counsel's inquiry of the Company's representatives responsible for patent matters, the Patents for which such counsel has been retained by the Company have either (i) been validly assigned to the Company or (ii) all Company inventors on such Patents are under an obligation to assign all of their rights in such Patents to the Company or
(iii) the Company has title to the Patents herein either through co-ownership of the Patents with a third party or through agreement with a third party. Such counsel knows of no claim of an unknown third party to any ownership interest in, or to any lien with respect to, any of the Patents.

    3. To such counsel's knowledge and based upon inquiry of the Company's representatives responsible for patent matters, (i) there is no infringement or other violation by third parties of any of the Patents; (ii) there is no infringement or other violation by the Company of any patents of others; and
(iii) there is no pending or threatened action, suit, proceeding or claim by governmental authorities or others challenging the rights of the Company in or to, or challenging the scope of, any Patents, but without inquiring into the dockets of any court, commission, administrative agency, or other government body, and such counsel is unaware of any facts which would form a reasonable basis for any such claim. None of the Patents has been abandoned, lapsed, or been finally determined to be unpatentable, invalid, or unenforceable by any court or administrative tribunal having jurisdiction over such matter.

    4. To such counsel's knowledge and based upon inquiry of the Company's representatives responsible for patent matters, the patent applications of the Company presently on file disclose patentable subject matter, and no fact has come to such counsel's attention of any inventorship challenges, any interference which has been declared or provoked, or any other material fact with respect to the patent applications of the Company presently on file that would lead such counsel to conclude that such patent applications, when issued, would not be valid and enforceable in accordance with applicable regulations.

    5. Without limiting the foregoing, such counsel has not undertaken an independent investigation into every area mentioned in paragraphs 3 to 4, above, to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such fact, should be drawn from the fact of such counsel's representation of the Company in its patent matters.

    6. The statements in the Registration Statement and the Prospectus under "Risk Factors--We Rely Heavily Upon Our Patents and Proprietary Technology and Any Future Claims that Our Patents Are Invalid Or Infringe Rights of Third Parties Could Seriously Harm Our Business", insofar as such statements constitute summaries of legal matters, contracts, agreements, documents or proceedings referred to therein, or refer to statements of law or legal conclusions, are in all material respects accurate and complete statements or summaries of the matters therein set forth and no facts have come to such counsel's attention which cause such counsel to believe that such above described portion of the Registration Statement, at the time Post Effective Amendment No. 2 to the Registration Statement become effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that, as of the date of delivery of such opinion, either the above-described portion of the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to the time and date of delivery of such opinion, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                      FORM OF OPINION OF EDWARDS & ANGELL


1.   This opinion is being furnished at the request of the Company pursuant to
     Section 4(a)(ii) of the Underwriting Agreement. We act in a limited capacity as patent counsel for the Company, and as such are familiar only with those patent matters as to which we have been engaged by the Company.

2. We have conducted neither searches nor independent assessment to determine whether third parties may be infringing patent rights of the Company. We have conducted no independent investigation as to the existence of third party documents affecting title of patents or patent applications listed in Appendix A hereto.

3. In rendering this opinion, as to all matters of fact relevant to this opinion, in the absence of actual knowledge to the contrary, we have assumed the completeness and accuracy of, and are relying solely upon, the representations and warranties of the Company set forth in the Underwriting Agreement, and the statements set forth in certificates of (i) public officials and (ii) officers of the Company, without making any independent investigation or inquiry with respect to the completeness or accuracy of such representations, warranties or statements, other than such review as is specifically described herein.

4. Any reference herein to "our knowledge" or to matters "known to us" or "of which we have knowledge," or any variation thereof, shall mean the knowledge of attorneys in our firm who regularly perform services for the Company without any independent investigation or inquiry, except for such investigation as is specifically described herein and inquiry of officers of the Company.

5. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, whether certified or not. We have also assumed that all natural persons who are signatories to any documents are competent.

6. We are members only of the bar of the Commonwealth of Massachusetts and therefore do not hold ourselves out as experts in, and express no opinion as to, the laws of any other state or jurisdiction other than the Commonwealth of Massachusetts and the United States. We have not verified and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Registration Statement or the Prospectus (as defined in the Underwriting Agreement).

7. All opinions herein contained with respect to the enforceability of documents and instruments, including instruments of assignment of inventions, patent applications and patents, are qualified to the extent that: (a) the availability of equitable remedies, including without limitation, specific enforcement and injunctive relief, is subject to the discretion of the court before which any proceedings therefor may be brought; and (b) the enforceability of such documents and instruments may be limited by (i) applicable bankruptcy, reorganization, fraudulent conveyance or transfer, arrangement, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally as at the time in effect and (ii) general principles of equity and the discretion of a court in granting equitable remedies (whether enforceability is considered in a proceeding at law or in equity).

8.   Subject to the foregoing, we are of the opinion that:

     (i) To our knowledge, there are no pending legal or governmental proceedings involving the Company's patent rights material to the Company's business, other than customary Patent Office review of pending applications for patent, and, to our knowledge, no such proceedings are threatened or contemplated by government authorities or others.

     (ii) Except as described in the Prospectus, if at all, we know of no pending or threatened action, suit, proceeding or claim by any third party that the Company is infringing any patent which, if determined adversely to the Company could result in any material adverse effect on the Company ("Material Adverse Effect") and to the best of our knowledge there is no infringement by the Company of any patents of third parties which could result in a Material Adverse Effect.

    (iii) We are familiar with the technology described in patents or patent applications that we filed on behalf of the Company. A list of such issued patents and pending applications is provided in Appendix A hereto. To our knowledge, there are no facts which would lead us to reasonably conclude that such patents and patent applications, when issued, as described in Appendix A would not be valid and enforceable in accordance with applicable regulations. We have no knowledge of any facts which would preclude the Company from having clear title to such patents and patent applications. Without limiting the foregoing, as indicated on Appendix A some such patents are no longer being handled by us on behalf of the Company and we have made no independent investigation of the present status of such patents.

     (iv) No on-going infringement by others of any of the Company's patents has been brought to our attention.

(v) No facts have come to our attention which would cause us to reasonably conclude that the statements in the Registration Statement relating to patent matters under the caption "We Rely

          Heavily Upon Our Patents and Proprietary Technology and Any Claim that Our Patents Are Invalid or Infringe Rights of Third Parties Could Seriously Harm Our Business," insofar as such statements constitute summaries of law or of documents referred to therein, are not in all material respects accurate and complete statements or summaries of the matters therein set forth. No facts have come to our attention that would cause us to reasonably conclude (a) that the statements in the above-described portion of the Registration Statement, at the time that Post-Effective Amendment No. 2 to the Registration Statement became effective, result in the Registration Statement containing an untrue statement of a material fact required to be stated therein or omitting to state a material fact necessary to make the statements therein not misleading, or (b) that, as of the date of delivery of this opinion, the statements in either the above-described portion of the Registration Statement or the Prospectus or any further amendment or supplement to such above-described portion, result in the Registration Statement or the Prospectus containing an untrue statement of a material fact or omitting to state a material fact necessary to make the statements therein not misleading. We can make no assurance that all materials facts have been disclosed to us, or that our knowledge of the Company is sufficient that we have necessarily recognized the materiality of those facts disclosed to us, and we have primarily relied upon statements of representatives of the Company as to the materiality of the facts disclosed to us.

     This opinion is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any purpose, including but not limited to the registration, purchase or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the Underwriting Agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.